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                                                                Exhibit 99(h)(8)

State Street Bank and Trust Company
1776 Heritage Drive, AFB
North Quincy, MA 02171


Ladies and Gentlemen:

     Reference is made to the Administration Agreement between us dated as of October 31, 1997 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc. namely the Munder Power Plus Fund (the "New Portfolio").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Administrator with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                             Very truly yours,

                                             The Munder Funds, Inc.

                                             By: ___________________________

                                             Accepted:

                                             State Street Bank and Trust Company

                                             By: ___________________________

Date:  February 25, 2001